SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – December 1, 2010

OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard Suite 1600 Covington, Kentucky (Address of Principal Executive Offices)		41011 (Zip Code)

(859) 392-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 1, 2010, the Company entered into an underwriting agreement (the “Underwriting Agreement”), a copy of which is attached hereto as Exhibit 1.1, with Barclays Capital, Inc., as representative of the several underwriters named in the Underwriting Agreement (the “Underwriters”), relating to the sale and issuance of $500,000,000 aggregate principal amount of 3.75% Convertible Senior Subordinated Notes due 2025 (the “Notes”) to the Underwriters, pursuant to a Registration Statement on Form S-3, filed on May 10, 2010, as amended by a Post-Effective Amendment No. 1 filed with the Securities and Exchange Commission on November 30, 2010 and a Prospectus Supplement dated December 1, 2010 . The public offering price of the Notes is 100% of principal amount. The Company also granted the Underwriters an option to purchase for 13 days from the date of issuance up to an additional $75,000,000 aggregate principal amount of Convertible Notes to cover over-allotments, if any. On December 3, 2010 the Underwriters gave notice of the exercise of the option in full.

The Company expects that the offering will be completed on or about December 7, 2010, subject to customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number

1.1	Underwriting Agreement, dated as of December 1, 2010, by and among the Company, the Guarantors party thereto and Barclays Capital, Inc., as representative of the several underwriters named therein

5.1	Opinion of Dewey & LeBoeuf LLP regarding the legality of the Notes.

23.1	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ John L. Workman
John L. Workman
Executive Vice President and Chief Financial Officer

Date: December 6, 2010

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of December 1, 2010, by and among the Company, the Guarantors party thereto and Barclays Capital, Inc., as representative of the several underwriters named therein.

5.1	Opinion of Dewey & LeBoeuf LLP regarding the legality of the Notes.

23.1	Consent of Dewey & LeBoeuf LLP (included in Exhibit 5.1).